As filed with the Securities and Exchange Commission on December 11, 2017

Registration No. 333-221009

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1
to
FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VISTAGEN THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	3841	20-5093315
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

VistaGen Therapeutics, Inc.
343 Allerton Avenue
South San Francisco, CA 94080
(650) 577-3600
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Shawn K. Singh
Chief Executive Officer
VistaGen Therapeutics, Inc.
343 Allerton Avenue
South San Francisco, CA 94080
(650) 577-3600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications to:

Daniel W. Rumsey, Esq. Jessica R. Sudweeks, Esq.	John D. Hogoboom, Esq.
Disclosure Law Group,	Lowenstein Sandler, LLP
a Professional Corporation	1251 Avenue of the Americas
600 West Broadway, Suite 700	New York, NY 10020
San Diego, California 92101	Tel: (212) 262-6700
Tel: (619) 795-1134	Fax: (212) 262-7402
Fax: (619) 330-2101

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller reporting company	[X]
(Do not check if a smaller reporting company)		Emerging growth company	[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This post-effective Amendment No. 1 (the "Amendment") to the Registration Statement on Form S-1 (File No. 333-221009) of VistaGen Therapeutics, Inc. is being filed solely to revise the Registrant’s undertakings, as required by Item 512 of Regulation S-K.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution

The following table presents the costs and expenses in connection with the issuance and distribution of the securities to be registered.  No underwriting discounts and commissions shall be payable by us in connection with the resale of common stock being registered. Except as otherwise noted, we will pay all of these amounts. All amounts are estimates except the SEC registration fee and the FINRA filing fee.

SEC Registration Fee	$3,735
FINRA Filing Fee	5,000
Legal Fees and Expenses	250,000
Accounting Fees and Expenses	52,500
Transfer Agent and Registrar Fees and Expenses	5,000
Printing Expenses	2,500
Miscellaneous expenses	21,265
Total	$340,000

Item 14.  Indemnification of Directors and Officers

Limitations of liability and indemnification

Our amended and restated bylaws provide that we will indemnify our directors, officers and employees to the fullest extent permitted by the Nevada Revised Statutes (NRS).

If the NRS are amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of our directors will be eliminated or limited to the fullest extent permitted by the NRS, as so amended. Our articles of incorporation do not eliminate a director’s duty of care and, in appropriate circumstances, equitable remedies, such as injunctive or other forms of non-monetary relief, will remain available under the NRS. This provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or other state or federal laws. Under our bylaws, we are empowered to enter into indemnification agreements with our directors, officers and employees to purchase insurance on behalf of any person whom we are required or permitted to indemnify.

In addition to the indemnification required in our bylaws, we have entered into indemnification agreements with each of the individuals serving on our board of directors. These agreements provide for the indemnification of our directors to the fullest extent permitted by law. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors, officers and employees. We also maintain directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in our bylaws may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and certain employees pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

There is no pending litigation or proceeding naming any of our directors or officers as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification.

The form of Underwriting Agreement, attached as Exhibit 1.1 hereto, provides for indemnification by the underwriters of us and our officers who sign this Registration Statement and directors for specified liabilities, including matters arising under the Securities Act.

Item 15. Recent Sales of Unregistered Securities.

We have issued the following securities in private placement transactions which were not registered under the Securities Act of 1933, as amended (Securities Act) and that have not been previously reported in a Quarterly Report on Form 10-Q or a Current Report on Form 8-K:

Additional Issuances to Spring 2017 Private Placement Investors

In September 2017, we reduced the exercise price of all warrants issued in private placement transactions completed between April 1 and June 27, 2017 (the Spring 2017 Private Placement) from $4.00 to $2.00 per share. We also issued to each of the Spring 2017 Private Placement investors, each of who were accredited investors, additional warrants to purchase an aggregate total of 247,501 shares of common stock, with an exercise price of $2.00 per share.

Issuance of Securities to Professional Service Providers

In September 2017, we issued an aggregate total of 477,500 shares of unregistered common stock, having an aggregate fair value of $744,100, to certain professional service providers, and an aggregate total of 150,000 shares of unregistered common stock, having an aggregate fair value of $234,000, pursuant to certain financial advisory agreements, including a financial advisory agreement with Oppenheimer & Co., Inc., to whom we issued 75,000 shares. In October 2017, we issued an aggregate total of 20,000 shares of unregistered shares of common stock with a fair value of $32,800 to certain professional service providers.

Issuance of Shares in Private Placement

In November 2017, in a self-placed private placement transaction, we sold to an accredited investor units consisting of (i) 150,000 shares of our unregistered common stock and (ii) warrants exercisable through November 30, 2021 to purchase 150,000 unregistered shares of our common stock at an exercise price of $2.00 per share. The warrants are not exercisable until six months and one day following the date of issuance. We received cash proceeds of $50,000 from this sale of our securities.

Proceeds from each of the offerings were used for general corporate purposes. All of the above sales were made in reliance on Section 4(a)(2) of the Securities Act as transactions by and issuer not involving any public offering, Regulation D of the Securities Act, and/or Section 3(a)(9) under the Securities Act. In all such transactions, certain inquiries were made by the Company to establish that such sales qualified for such exemption from the registration requirements. In particular, the Company confirmed that, with respect to the exemption claimed under Section 4(a)(2) of the Securities Act, that (i) all offers of sales and sales were made by personal contact from officers and directors of the Company or other persons closely associated with the Company, (ii) each investor made representations that he, she or it was an accredited investor as defined in Rule 501 of Regulation D under the Securities Act (and the Company had no reason to believe that such representations were incorrect), (iii) each purchaser gave assurance of investment intent, and (iv) offers and sales within any offering were made only to a limited number of persons.

Item 16.  Exhibits and Financial Statement Schedules

(a) Exhibits.  The exhibits are incorporated by reference to the Exhibit Index attached hereto and a part hereof by reference.

(b) Financial Statements.  See page 110 for an index of the financial statements and financial statement schedules included in the Registration Statement.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(a)  The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)  For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(7)  For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of l933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, California on the 11th day of December, 2017.

VistaGen Therapeutics, Inc.

By: /s/ Shawn K. Singh, JD
Shawn K. Singh, JD
Chief Executive Officer

Pursuant to the requirements of the Securities Act of l933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ * Shawn K. Singh, JD	Chief Executive Officer, and Director (Principal Executive Officer)	December 11, 2017

/s/ * Jerrold D. Dotson	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	December 11, 2017

/s/ * H. Ralph Snodgrass, Ph.D.	President, Chief Scientific Officer and Director	December 11, 2017

/s/ * Jon S. Saxe	Chairman of the Board of Directors	December 11, 2017

/s/ * Brian J. Underdown, Ph.D.	Director	December 11, 2017

/s/ * Jerry B. Gin, Ph.D.	Director	December 11, 2017

* By: /s/ Shawn K. Singh Attorney-in-fact

II-3

 Exhibit Index

Exhibit No.	Description
1.1**	Form of Underwriting Agreement.
2.1*	Agreement and Plan of Merger by and among Excaliber Enterprises, Ltd., VistaGen Therapeutics, Inc. and Excaliber Merger Subsidiary, Inc.
3.1*	Articles of Incorporation, dated October 6, 2005.
3.2	Certificate of Amendment filed with the Nevada Secretary of State on December 6, 2011, incorporated by reference from Exhibit 3.3 to the Company’s Annual Report on Form 10-K, filed July 2, 2012.
3.3	Amended and Restated Bylaws as of February 5, 2014, incorporated by reference from the Company’s Report on Form 8-K filed on February 7, 2014.
3.4	Articles of Merger filed with the Nevada Secretary of State on May 24, 2011, incorporated by reference from Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on May 31, 2011.
3.5	Certificate of Designations Series A Preferred, incorporated by reference from Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on December 23, 2011.
3.6	Certificate of Change filed with the Nevada Secretary of State on August 11, 2014 incorporated by reference from Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on August 14, 2014.
3.7
Certificate of Designation of the Relative Rights and Preferences of the Series B 10% Convertible Preferred Stock of VistaGen Therapeutics, Inc., filed with the Nevada Secretary of State on May 7, 2015, incorporated by reference from Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on May 13, 2015.

3.8
Certificate of Amendment to the Articles of Incorporation of VistaGen Therapeutics, Inc., dated August 24, 2015, incorporated by reference from Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on August 25, 2015.

3.9
Certificate of Designation of the Relative Rights and Preferences of the Series C Convertible Preferred Stock of VistaGen Therapeutics, Inc., dated January 25, 2016, incorporated by reference from Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on January 29, 2016.

3.10
Restated Articles of Incorporation of VistaGen Therapeutics, Inc., dated August 16, 2016, incorporated by reference from Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on August 17, 2016.

3.11
Second Amended and Restated Bylaws of VistaGen Therapeutics, Inc., dated August 16, 2016, incorporated by reference from Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed on August 16, 2016.

3.12
Certificate of Amendment to the Restated and Amended Articles of Incorporation of VistaGen Therapeutics, Inc., dated September 15, 2017; incorporated by reference form Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on September 20, 2017.

4.1**	Form of Warrant.
5.1**	Opinion of Disclosure Law Group, a Professional Corporation
10.1*	VistaGen’s 1999 Stock Incentive Plan.
10.5*	VistaGen’s 2008 Stock Incentive Plan.
10.20*	Strategic Development Services Agreement, dated February 26, 2007, by and between VistaGen and Cato Research Ltd.
10.22*	License Agreement by and between Mount Sinai School of Medicine of New York University and the Company, dated October 1, 2004.
10.23*
Non-Exclusive License Agreement, dated December 5, 2008, by and between VistaGen and Wisconsin Alumni Research Foundation, as amended by that certain Wisconsin Materials Addendum, dated February 2, 2009.

10.24*
Sponsored Research Collaboration Agreement, dated September 18, 2007, between VistaGen and University Health Network, as amended by that certain Amendment No. 1 and Amendment No. 2, dated April 19, 2010 and December 15, 2010, respectively.

10.26*	License Agreement, dated October 24, 2001, by and between the University of Maryland, Baltimore, Cornell Research Foundation and Artemis Neuroscience, Inc.
10.31*	Unsecured Promissory Note dated April 28, 2011 issued by VistaGen to Desjardins Securities.
10.32*	Unsecured Promissory Note dated April 28, 2011 issued by VistaGen to McCarthy Tetrault LLP.
10.34*	Promissory Note dated February 25, 2010 issued by VistaGen to The Regents of the University of California.
10.40*	Employment Agreement, by and between, VistaGen and Shawn K. Singh, dated April 28, 2010, as amended May 9, 2011.
10.41*	Employment Agreement, by and between, VistaGen and H. Ralph Snodgrass, PhD, dated April 28, 2010, as amended May 9, 2011.
10.46
Notice of Award by National Institutes of Health, Small Business Innovation Research Program, to VistaGen Therapeutics, Inc. for project, Clinical Development of 4-CI-KYN to Treat Pain dated June 22, 2009, with revisions dated July 19, 2010 and August 9, 2011, incorporated by reference from Exhibit 10.46 to the Company’s Current Report on Form 8-K/A filed on December 20, 2011.

10.47
Notice of Grant Award by California Institute of Regenerative Medicine and VistaGen Therapeutics, Inc.  for Project:  Development of an hES Cell-Based Assay System for Hepatocyte Differentiation Studies and Predictive Toxicology Drug Screening, dated April 1, 2009, incorporated by reference from Exhibit 10.47 to the Company’s Current Report on Form 8-K/A filed on December 20, 2011.

10.48
Amendment No. 4, dated October 24, 2011, to Sponsored Research Collaboration Agreement between VistaGen and University Health Network, incorporated by reference from Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on November 30, 2011.

10.49
License Agreement No. 1, dated as of October 24, 2011 between University Health Network and VistaGen Therapeutics, Inc., incorporated by reference from Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on November 30, 2011.

10.50
Strategic Medicinal Chemistry Services Agreement, dated as of December 6, 2011, between Synterys, Inc. and VistaGen Therapeutics, Inc., incorporated by reference from Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 7, 2011.

10.51
Common Stock Exchange Agreement, dated as of December 22, 2011 between Platinum Long Term Growth VII, LLC and VistaGen Therapeutics, Inc., incorporated by reference from Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 23, 2011.

10.52
Note and Warrant Exchange Agreement, dated as of December 28, 2011 between Platinum Long Term Growth VII, LLC and VistaGen Therapeutics, Inc., incorporated by reference from Exhibit 10.1 to the Current Report on Form 8-K filed on January 4, 2012.

10.55	Form of Warrant to Purchase Common Stock, dated as of February 28, 2012, incorporated by reference from Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on March 2, 2012.
10.57
License Agreement No. 2, dated as of March 19, 2012 between University Health Network and VistaGen Therapeutics, Inc., incorporated by reference from Exhibit 10.57 to the Company’s Annual Report on Form 10-K filed on July 2, 2012.

10.58
Exchange Agreement dated as of June 29, 2012 between Platinum Long Term Growth VII, LLC and VistaGen Therapeutics. Inc., incorporated by reference from Exhibit 10.58 to the Company’s Annual Report on Form 10-K filed on July 2, 2012.

10.63
Unsecured Promissory Note in the face amount of $1,000,000 issued to Morrison & Foerster LLP on August 31, 2012 (Replacement Note A), incorporated by reference from Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on September 6, 2012.

10.64
Unsecured Promissory Note in the face amount of $1,379,376 issued to Morrison & Foerster LLP on August 31, 2012 (Replacement Note B), incorporated by reference from Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on September 6, 2012.

10.65
Stock Purchase Warrant issued to Morrison & Foerster LLP on August 31, 2012 to purchase 1,379,376 shares of the Company’s common stock (New Morrison & Foerster Warrant), incorporated by reference from Exhibit 10.5 to the Company’s Current Report on Form 8-K filed on September 6, 2012.

10.66
Warrant to Purchase Common Stock issued to Morrison & Foerster LLP on August 31, 2012 to purchase 425,000 shares of the Company’s common stock (Amended Morrison & Foerster Warrant), incorporated by reference from Exhibit 10.6 to the Company’s Current Report on Form 8-K filed on September 6, 2012.

10.67
Note Exchange and Purchase Agreement dated as of October 11, 2012 by and between VistaGen Therapeutics, Inc. and Platinum Long Term Growth VII, LLP, incorporated by reference from Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on October 16, 2012.

10.68
Form of Senior Secured Convertible Promissory Note issued to Platinum Long Term Growth VII, LLP under the Note Exchange and Purchase Agreement, incorporated by reference from Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on October 16, 2012.

10.69
Form of Warrant to Purchase Shares of Common Stock issued to Platinum Long Term Growth VII, LLP under the Note Exchange and Purchase Agreement, incorporated by reference from Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on October 16, 2012.

10.70
Amended and Restated Security Agreement as of October 11, 2012 between VistaGen Therapeutics, Inc. and Platinum Long Term Growth VII, LLP, incorporated by reference from Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on October 16, 2012.

10.71
Intellectual Property Security and Stock Pledge Agreement as of October 11, 2012 between VistaGen California and Platinum Long Term Growth VII, LLP, incorporated by reference from Exhibit 10.5 to the Company’s Current Report on Form 8-K filed on October 16, 2012.

10.72
Negative Covenant Agreement dated October 11, 2012 between VistaGen California, Artemis Neuroscience, Inc. and Platinum Long Term Growth VII, LLP, incorporated by reference from Exhibit 10.6 to the Company’s Current Report on Form 8-K filed on October 16, 2012.

10.73
Amendment to Note Exchange and Purchase Agreement as of November 14, 2012 between VistaGen Therapeutics Inc. and Platinum Long Term Growth VII, LLP, incorporated by reference from Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on November 20, 2012.

10.75
Amendment No. 2 to Note Exchange and Purchase Agreement as of January 31, 2013 between VistaGen Therapeutics Inc. and Platinum Long Term Growth VII, LLP, incorporated by reference from Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed on February 14, 2013.

10.76
Amendment No. 3 to Note Exchange and Purchase Agreement as of February 22, 2013 between VistaGen Therapeutics Inc. and Platinum Long Term Growth VII, LLP, incorporated by reference from Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on February 28, 2013.

10.77
Form of Warrant to Purchase Common Stock issued to independent members of the Company’s Board of Directors and its executive officers on March 3, 2013, incorporated by reference from Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on March 6, 2013.

10.80
Note Conversion Agreement as of April 4, 2013 between VistaGen Therapeutics Inc. and Platinum Long Term Growth VII, LLP, incorporated by reference from Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on April 10, 2013.

10.83
Lease between Bayside Area Development, LLC and VistaGen Therapeutics, Inc. (California) dated April 24, 2013, incorporated by reference from Exhibit 10.83 to the Company’s Annual Report on Form 10-K filed July 18, 2013.

10.84	Indemnification Agreement effective May 20, 2013 between the Company and Jon S. Saxe, incorporated by reference from Exhibit 10.84 to the Company’s Annual Report on Form 10-K filed on July 18, 2013.
10.85
Indemnification Agreement effective May 20, 2013 between the Company and Shawn K. Singh, incorporated by reference from Exhibit 10.85 to the Company’s Annual Report on Form 10-K filed on July 18, 2013.

10.86
Indemnification Agreement effective May 20, 2013 between the Company and H. Ralph Snodgrass, incorporated by reference from Exhibit 10.86 to the Company’s Annual Report on Form 10-K filed on July 18, 2013.

10.87
Indemnification Agreement effective May 20, 2013 between the Company and Brian J. Underdown, incorporated by reference from Exhibit 10.87 to the Company’s Annual Report on Form 10-K filed on July 18, 2013.

10.88
Indemnification Agreement effective May 20, 2013 between the Company and Jerrold D. Dotson, incorporated by reference from Exhibit 10.88 to the Company’s Annual Report on Form 10-K filed on July 18, 2013.

10.89
Amendment and Waiver effective May 24, 2013 between the Company and Platinum Long Term Growth VII, LLC, incorporated by reference from Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on June 3, 2013.

10.90
Amendment No 2 to Securities Purchase Agreement dated June 27, 2013 between the Company, Autilion AG and Bergamo Acquisition Corp. PTE LTD, incorporated by reference from Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on June 28, 2013.

10.91
Senior Secured Convertible Promissory Note, dated July 26, 2013 issued to Platinum Long Term Growth VII, LLP, incorporated by reference from Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 2, 2013.

10.92	Common Stock Warrant, dated July 26, 2013 issued to Platinum Long Term Growth VII, LLP, incorporated by reference from Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on August 2, 2013.
10.93
Form of Subscription Agreement between the Company and investors in the Fall 2013 Unit Private Placement, incorporated by reference from Exhibit 10.93 to the Company’s Annual Report on Form 10-K filed on June 25, 2014.

10.94
Form of Convertible Promissory Note between the Company and investors in the Fall 2013 Unit Private Placement, incorporated by reference from Exhibit 10.94 to the Company’s Annual Report on Form 10-K filed on June 25, 2014.

10.95
Form of Common Stock Purchase Warrant between the Company and investors in the Fall 2013 Unit Private Placement, incorporated by reference from Exhibit 10.95 to the Company’s Annual Report on Form 10-K filed on June 25, 2014.

10.96
Form of Amendment to Convertible Promissory Note and Warrant between the Company and investors in the Fall 2013 Unit Private Placement, effective May 31, 2014, incorporated by reference from Exhibit 10.96 to the Company’s Annual Report on Form 10-K filed on June 24, 2014.

10.97
Form of Unit Subscription Agreement between the Company and investors in the Spring 2014 Unit Private Placement dated April 1, 2014, incorporated by reference from Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on April 8, 2014.

10.98
Form of Subordinate Convertible Promissory Note between the Company and investors in the Spring 2014 Unit Private Placement dated April 1, 2014, incorporated by reference from Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on April 8, 2014.

10.99
Form of Common Stock Purchase Warrant between the Company and investors in the Spring 2014 Unit Private Placement dated April 1, 2014, incorporated by reference from Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on April 8, 2014.

10.100
Common Stock Purchase Warrant between the Company and Platinum Long Term Growth Fund VII dated May 14, 2014, incorporated by reference from Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 19, 2014.

10.101
Subordinate Convertible Promissory Note between the Company and Platinum Long Term Growth Fund VII dated May 14, 2014, incorporated by reference from Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on May 19, 2014.

10.102
Form of Promissory Note and Form of Warrant issued by the Company to Icahn School of Business at Mount Sinai effective April 10, 2014 in satisfaction of technology license maintenance fees and reimbursable patent costs, incorporated by reference from Exhibit 10.102 to the Company’s Annual Report on Form 10-K filed on June 25, 2014.

10.103
Amendment No. 3 to Sponsored Research Collaboration Agreement, dated April 25, 2011, by and between VistaGen and University Health Network, incorporated by reference from Exhibit 10.103 to the Company’s Annual Report on Form 10-K filed on June 25, 2014.

10.104
Amendment No. 5 to Sponsored Research Collaboration Agreement, dated October 10, 2012, by and between VistaGen and University Health Network, incorporated by reference from Exhibit 10.104 to the Company’s Annual Report on Form 10-K filed on June 25, 2014.

10.105
Amended and Restated Note Conversion Agreement and Warrant Amendment, by and between VistaGen Therapeutics, Inc. and Platinum Long Term Growth VII, LLC, dated July 18, 2014, incorporated by reference from Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on July 22, 2014.

10.106
Amendment No. 1 to Amended and Restated Note Conversion Agreement and Warrant Amendment, by and between VistaGen Therapeutics, Inc. and Platinum Long Term Growth VII, LLC, dated September 2, 2014, incorporated by reference from Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on September 4, 2014.

10.107
Amendment No. 2 to Amended and Restated Note Conversion Agreement and Warrant Amendment, by and between VistaGen Therapeutics, Inc. and Platinum Long Term Growth VII, LLC, dated September 30, 2014, incorporated by reference from Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on October 3, 2014.

10.108
Agreement, by and between VistaGen Therapeutics, Inc. and Platinum Long Term Growth VII, LLC, dated May 5, 2015, incorporated by reference from Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 13, 2015.

10.109
Acknowledgement and Agreement, by and between VistaGen Therapeutics, Inc. and Platinum Long Term Growth VII, LLC, dated May 12, 2015, incorporated by reference from Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on May 13, 2015.

10.110
Form of Securities Purchase Agreement by and between VistaGen Therapeutics, Inc. and Platinum Long Term Growth VII, LLC, dated May 12, 2015, incorporated by reference from Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on May 13, 2015.

10.111
Exchange Agreement, by and between VistaGen Therapeutics, Inc., and Platinum Long Term Growth VII, LLC and Montsant Partners, LLC, dated January 25, 2016, incorporated by reference from Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on January 29, 2016.

10.112
Indemnification Agreement effective April 8, 2016 between the Company and Jerry B. Gin, incorporated by reference from Exhibit 10.112 to the Company’s Annual Report on Form 10-K filed on June 24, 2016.

10.113
Underwriting Agreement, by and between Chardan Capital Markets, LLC and WallachBeth Capital, LLC, as representatives of the several underwriters, and VistaGen Therapeutics, Inc., dated May 10, 2016, incorporated by reference from Exhibit 1.1 to the Company’s Current Report on Form 8-K filed on May 16, 2016.

10.114
Warrant Agency Agreement, by and between Computershare, Inc. and VistaGen Therapeutics, Inc., dated May 16, 2016, incorporated by reference from Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on May 16, 2016.

10.115	Form of Warrant; incorporated by reference from Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on May 16, 2016.
10.116
Second Amendment to Employment Agreement by and between VistaGen Therapeutics, Inc. and Shawn K. Singh, dated June 22, 2016, incorporated by reference from Exhibit 10.116 to the Company’s Annual Report on Form 10-K filed on June 24, 2016.

10.117
Second Amendment to Employment Agreement by and between VistaGen Therapeutics, Inc. and H. Ralph Snodgrass, Ph.D., dated June 22, 2016, incorporated by reference from Exhibit 10.117 to the Company’s Annual Report on Form 10-K filed on June 24, 2016.

10.118
Second Amendment to Lease between Bayside Area Development and the Company, effective November 10, 2016, incorporated by reference from Exhibit 10.1 to the Company’s Quarterly report on Form 10-Q filed on November 15, 2016.

10.119
Indemnification Agreement effective November 10, 2016 between the Company and Mark A. Smith, incorporated by reference from Exhibit 10.2 to the Company’s Quarterly report on Form 10-Q filed on November 15, 2016.

10.120+
Exclusive License and Sublicense Agreement by and between VistaGen Therapeutics, Inc. and Apollo Biologics LP, effective December 9, 2016, incorporated by reference from Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed on May 11, 2017.

10.121+
Patent License Amendment Agreement between VistaGen Therapeutics Inc. and University Health Network effective December 9, 2016, incorporated by reference from Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q/A filed on May 1, 2017.

10.122	Amended and Restated 2016 Stock Incentive Plan, incorporated by reference from Exhibit 10.122 to the Company’s Annual Report on Form 10-K filed on June 29, 2017.
10.123
Underwriting Agreement, dated as of August 31, 2017, by and between VistaGen Therapeutics, Inc. and Oppenheimer & Co. Inc., incorporated by reference from Exhibit 1.1 to the Company’s Current Report on Form 8-K filed on August 31, 2017.

10.124	Form of Series A1 Warrant, incorporated by reference from Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on August 31, 2017.
10.125	Form of Series A2 Warrant, incorporated by reference from Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on August 31, 2017.
21.1*	List of Subsidiaries.
23.1**	Consent of Disclosure Law Group.
23.2 **	Consent of OUM & Co., LLP, independent registered public accounting firm (filed herewith).
24.1	Power of Attorney (included on signature page to the registration statement on Form S-1, filed on October 18, 2017).

_______________
*  Incorporated by reference from the like-numbered exhibit filed with our Current Report on Form 8-K on May 16, 2011.

** Previously filed.

+ Confidential treatment has been granted for certain confidential portions of this agreement.

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